Exhibit 99.1

Date:	Oct. 29, 2009
Williams Reports Third-Quarter 2009 Financial Results
•	Net Income is $143 Million, $0.24 Per Share for 3Q

•	Recurring Adjusted Income is $147 Million, $0.25 Per Share for 3Q: Up 27% Versus 2Q

•	Recurring Adjusted EPS Guidance Increased 18% for ’09

•	Higher Expected NGL Margins, Gas Prices, Lower Costs Drive Guidance Increase

Quarterly Summary Financial Information	3Q 2009		3Q 2008
Per share amounts are reported on a diluted basis. All amounts are
attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income from continuing operations	$141	$0.24	$360	$0.61
Income from discontinued operations	2	—	6	0.01

Net income	$143	$0.24	$366	$0.62

Recurring income from continuing operations*	$140	$0.24	$361	$0.61
After-tax mark-to-market adjustments	7	0.01	(38)	($0.06)

Recurring income from continuing operations — after mark-to-market adjustments*	$147	$0.25	$323	$0.55

Year-to-Date Summary Financial Information	YTD 2009		YTD 2008
Per share amounts are reported on a diluted basis. All amounts are
attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income from continuing operations	$266	$0.45	$1,183	$1.99
Income (loss) from discontinued operations	(153)	(0.26)	120	0.20

Net income	$113	$0.19	$1,303	$2.19

Recurring income from continuing operations*	$366	$0.62	$1,089	$1.83
After-tax mark-to-market adjustments	26	0.05	(30)	($0.05)

Recurring income from continuing operations — after mark-to-market adjustments*	$392	$0.67	$1,059	$1.78

*	A schedule reconciling income from continuing operations to recurring income from continuing operations and mark-to-market adjustments (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.
     TULSA, Okla. — Williams (NYSE:WMB) announced unaudited net income attributable to Williams, for third-quarter 2009 of $143 million, or $0.24 per share on a diluted basis, compared with net income of $366 million, or $0.62 per share on a diluted basis for third-quarter 2008.
     Lower energy commodity prices in third-quarter 2009, compared to the relatively high prices in third-quarter 2008, impacted results in Exploration & Production and Midstream, as both businesses’ results were lower than third-quarter 2008. However, the company’s overall results are improved compared with second-quarter 2009.
     Gas Pipeline’s results, as expected, were relatively steady despite the much lower commodity prices. Other factors that served to mitigate the effect of lower commodity prices include higher natural gas production; Exploration & Production’s hedge positions, which cover a significant portion of its production; and fee-based revenues from certain of Midstream’s gathering and processing services.
     Year-to-date through Sept. 30, Williams reported net income attributable to Williams of $113 million, or $0.19 per share on a diluted basis, compared with net income of $1,303 million, or $2.19 per share, for the first three quarters of 2008.
     The year-to-date loss from discontinued operations is primarily due to the charges associated with the company’s operations in Venezuela that were recorded in first-quarter 2009. As a result of the Venezuelan government’s expropriation of the El Furrial and PIGAP II compression facilities in May, Williams is now reporting the results of those operations in discontinued operations.
     In addition to the losses associated with the Venezuelan operations, the previously noted lower energy commodity prices compared with the relatively high prices in 2008 also negatively affected the year-to-date 2009 results. The 2008 results through three quarters also benefited from $148 million in pre-tax gains on the sale of certain international interests.
Recurring Results Adjusted for Effect of Mark-to-Market Accounting
     Recurring income from continuing operations, after adjustments to remove the effect of mark-to-market accounting for certain hedges and other derivatives in Gas Marketing Services, was $147 million, or $0.25 per share for third-quarter 2009. On the same adjusted basis, recurring income from continuing operations was $323 million, or $0.55 per share, for third-quarter 2008.

Williams (NYSE: WMB) Third-Quarter 2009 Financial Results — Oct. 29, 2009	Page 1 of 6

     For the first three quarters of 2009, recurring income from continuing operations after mark-to-market adjustments was $392 million, or $0.67 per share; compared with $1,059 million, or $1.78 per share, for the same period in 2008.
     The lower recurring adjusted results for both the third-quarter and year-to-date periods were also due to the large disparity between the relatively low 2009 commodity prices compared with the 2008 prices, particularly in the first half of the year.
     As previously noted, the relatively steady results in Gas Pipeline, as well as higher natural gas production, Exploration & Production’s hedge positions and fee-based revenues in Midstream, partially offset some of the negative effect of lower commodity prices.
     While the 2009 recurring adjusted results are lower compared with 2008, the third-quarter 2009 results are up 27 percent compared with second-quarter 2009 results, which represent a more comparable commodity price environment.
     A reconciliation of the company’s income from continuing operations to recurring income from continuing operations and mark-to-market adjustments is available at www.williams.com and as an attachment to this news release.
2009 Guidance Increased, 2010-11 Guidance Unchanged
     Williams is updating its outlook for full-year 2009 commodity price assumptions and its earnings and capital expenditures, which it previously provided on Sept. 10. The following chart shows the updated guidance for 2009, as well as guidance for 2010 and 2011, which are both unchanged from the Sept. 10 guidance.

Williams’ 2009-2011 Outlook	2009	2010	2011

As of Oct. 29, 2009

Natural Gas ($/MMBtu)
NYMEX	$3.95 - $4.35	$4.50 - $7.00	$5.00 - $8.00
Rockies	$3.00 - $3.40	$3.90 - $6.10	$4.35 - $6.95
San Juan/Mid-Continent Avg.	$3.15 - $3.55	$4.05 - $6.35	$4.55 - $7.30
Crude Oil — WTI ($/barrel)	$55 - $60	$60 - $90	$65 - $95
Crude-to-Natural Gas Ratio	13.8x - 13.9x	12.9x - 13.3x	11.9x - 13.0x
Average NGL Margins ($/gallon)	$0.35 - $0.37	$0.35 - $0.67	$0.38 - $0.64

Capital Expenditures Incurred*	$2,450 - $2,675	$1,900 - $2,675	$2,300 - $3,800
Recurring Adj. Segment Profit*	$1,750 - $1,900	$1,575 - $2,775	$1,850 - $3,450
Recurring Adj. Earnings Per Share*	$0.95 - $1.00	$0.80 - $1.90	$1.10 - $2.65

*	Capital Expenditures Incurred and Recurring Adjusted Segment Profit are in millions of dollars. Capital Expenditures Incurred includes increase in property, plant and equipment plus purchase of investments.

Recurring Segment Profit and Earnings Per Share are adjusted to remove the effect of mark-to-market accounting and EPS is diluted.
     The company is increasing 2009 recurring adjusted segment profit guidance from a range of $1,525 million to $1,800 to a range of $1,750 million to $1,900 million. Guidance for recurring adjusted earnings per share is also increasing from a range of $0.75 to $0.90 to a range of $0.95 to $1.00.
     The updated guidance for 2009 reflects higher expected NGL margins in Midstream as well as higher expected average net realized prices for natural gas and lower costs in Exploration & Production.
     The company has slightly reduced its expected capital expenditures for 2009, reflecting the company’s continuing efforts to reduce operating and capital project costs.
CEO Perspective
     “Williams has delivered steadily improving results throughout a difficult 2009 and we are now poised to deliver significant earnings growth and value creation,” said Steve Malcolm, chairman, president and chief executive officer.
     “Forward market commodity prices are now above the midpoints of our 2010-11 assumptions, which have us approaching our record-level of earnings from 2008 over the next two years. And this is in a much more sustainable and lower commodity price environment,” Malcolm said.
     “We’re planning on investing in significant growth opportunities over the next two years. The Piceance Basin, where we have continued to build scale, holds a vast inventory of low risk, high return projects across all of our businesses.

Williams (NYSE: WMB) Third-Quarter 2009 Financial Results — Oct. 29, 2009	Page 2 of 6

     “As expected, Rockies gas prices are increasing and the basis differential is improving, which only enhances the strong returns on our projects,” Malcolm said.
Business Segment Performance

Consolidated Segment Profit	3Q		YTD
Amounts in millions	2009	2008	2009	2008

Exploration & Production	$106	$361	$303	$1,287
Midstream Gas & Liquids	222	229	371	737
Gas Pipeline	157	173	498	532

	$485	$763	$1,172	$2,556

Gas Marketing Services	$(6)	$16	$(14)	$(9)
Other	(1)	(2)	3	(2)

Consolidated Segment Profit	$478	$777	$1,161	$2,545

Recurring Consolidated Segment Profit (Loss)
After Mark-to-Market Adjustments*	3Q		YTD
Amounts in millions	2009	2008	2009	2008

Exploration & Production	$102	$379	$339	$1,162
Midstream Gas & Liquids	217	223	435	729
Gas Pipeline	157	163	498	513

	$476	$765	$1,272	$2,404

Gas Marketing after MTM Adjustments	$6	$(45)	$27	$(58)
Other	(1)	(2)	3	(2)

Recurring Consolidated Segment Profit After Mark-to-Market Adjustments	$481	$718	$1,302	$2,344

*	A schedule reconciling income from continuing operations to recurring income from continuing operations and mark-to-market adjustments (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.
Exploration & Production
     Exploration & Production includes natural gas production and development in the U.S. Rocky Mountains, San Juan Basin, Barnett Shale, and oil and gas development in South America. The company also made its initial investment in the Marcellus Shale earlier in 2009.
     The business reported segment profit of $106 million for third-quarter 2009, compared with segment profit of $361 million in third-quarter 2008.
     The significant decline in segment profit during the third quarter was due to much lower net realized average prices for natural gas, partially offset by higher production volumes and lower costs and expenses, including operating taxes.
     These higher production volumes, coupled with higher capital costs in prior years, resulted in higher depletion, depreciation and amortization expense during the third quarter.
     Although natural gas production grew from third-quarter 2008 to third-quarter 2009, production is expected to decline somewhat throughout the remainder of 2009 because of the company’s reduced drilling activity. Average daily natural gas production on U.S. interests has fallen 6 percent from first-quarter to third-quarter 2009.

Average Daily Production	3Q
Amounts in million cubic feet equivalent of natural
gas (MMcfe)	2009	2008	Growth rate

Piceance Basin	697	657	6%
Powder River Basin	224	225	0%
Other Basins	227	214	6%
U.S. Interests only	1,148	1,096	5%
U.S. & International Interests	1,202	1,146	5%
     During third-quarter 2009, Williams’ net realized average price for U.S. production was $4.18 per thousand cubic feet of natural gas equivalent (Mcfe), which was 40 percent lower than the $6.97 per Mcfe realized in third-quarter 2008.
     For the nine months of 2009, the exploration and production business reported a segment profit of $303 million, compared with $1,287 million for the first nine months of 2008.
     The primary driver of the lower segment profit in the first nine months of 2009 was a 43 percent decline in the net realized average price for natural gas. Also, the 2008 period benefited from $148 million in pre-tax gains on the sale of certain international interests. Lower operational costs and expenses partially offset these negative impacts in the year-to-date period.
Midstream Gas & Liquids
     Midstream provides natural gas gathering and processing, deepwater production handling and oil transportation, natural gas liquids (NGL) fractionation and storage services and olefins production.
     The business reported a segment profit of $222 million for third-quarter 2009, compared with segment profit of $229 million for third-quarter 2008.
     The slight decline in segment profit for the quarter is primarily because of lower NGL and olefin prices, partially offset by decreased production costs reflecting lower natural gas prices. Higher NGL equity volumes and higher fee-based revenues also helped mitigate the lower NGL prices.

Williams (NYSE: WMB) Third-Quarter 2009 Financial Results — Oct. 29, 2009	Page 3 of 6

     The increase in fee-based revenue for the quarter was attributable to connecting new supplies in the deepwater Gulf of Mexico through the Blind Faith extension in late 2008, as well as the first partial quarter of processing natural gas production at Willow Creek. The higher NGL equity volumes in the quarter were primarily due to the absence of a number of unfavorable factors in third-quarter 2008, including impacts from hurricanes in the Gulf of Mexico.
     Year-to-date through Sept. 30, Midstream’s segment profit was $371 million, compared with $737 million for the same period in 2008.
     The significant decline, compared with the same period in 2008, is due primarily to lower NGL and olefin prices, especially in the first half of the year. These lower prices were partially offset by decreased production costs reflecting lower natural gas prices. In addition, the year-to-date results were unfavorably impacted by a $75 million loss related to the impairment of Midstream’s investment in the Accroven assets in Venezuela.
Gas Pipeline
     Gas Pipeline, which primarily delivers natural gas to markets along the Eastern Seaboard, in Florida and in the Pacific Northwest, reported third-quarter 2009 segment profit of $157 million, compared with $173 million for third-quarter 2008.
     Higher operating and maintenance, depreciation and pension expenses and the absence of a $10 million gain in 2008 were the drivers of the decrease in third-quarter segment profit. These were partially offset by lower project development costs.
     Year-to-date through Sept. 30, Gas Pipeline reported segment profit of $498 million, compared with $532 million for the same period in 2008.
     The lower segment profit was due primarily to higher operating costs, partially offset by higher other service revenues and by lower project development costs.
     The 2008 results also included the benefit of a $9 million gain on sale of excess natural gas inventory in the second quarter and the $10 million gain in the third quarter noted above.
Gas Marketing Services
     Gas Marketing Services is responsible for supporting Williams’ natural gas businesses by providing marketing and risk management services. These services primarily include marketing and hedging the gas produced by Exploration & Production, and procuring fuel and shrink gas and hedging NGLs for Midstream.
     In addition, Gas Marketing manages various natural gas related contracts, such as transportation, storage, and related hedges. It also provides marketing services to third-parties, such as producers and processing companies. The segment also manages certain legacy natural gas contracts and positions that previously were reported in the former power business, which have been reduced to a minimal level and will conclude by the end of 2010.

Gas Marketing Recurring Segment Profit (Loss)
Adjusted for Mark-to-Market Effect*	3Q		YTD
Amounts in millions	2009	2008	2009	2008

Segment profit (loss)	$(6)	$16	$(14)	$(9)
Nonrecurring adjustments	—	—	—	—

Recurring segment profit (loss)	$(6)	$16	$(14)	$(9)
Mark-to-market adjustments	12	(61)	41	(49)

Recurring segment profit (loss) after MTM adjustments	$6	$(45)	$27	$(58)

*	A schedule reconciling income from continuing operations to recurring income from continuing operations and mark-to-market adjustments (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.
     The improvement in Gas Marketing’s third-quarter recurring segment loss after mark-to-market adjustments primarily resulted from a $31 million increase in realized gains associated with storage contracts executed to hedge natural gas storage activity and by the absence of a $24 million unfavorable adjustment to the carrying value of our natural gas storage inventory in 2008.

Williams (NYSE: WMB) Third-Quarter 2009 Financial Results — Oct. 29, 2009	Page 4 of 6

     The improvement in Gas Marketing’s year-to-date recurring adjusted results was primarily the result of a $33 million increase in realized revenues associated with storage contracts, a $25 million decrease in inventory valuation adjustments related to natural gas owned in storage and a $19 million decrease in realized losses associated with certain legacy and proprietary trading positions.
     Although not significant for the third-quarter 2009 results, the company expects in the future to have some level of mark-to-market volatility in Gas Marketing Services, primarily from natural gas storage hedging.
Williams’ Liquidity, Financial Strength Remain Strong
     As of Oct. 23, 2009, Williams had approximately $1.7 billion of cash and cash equivalents, which included approximately $635 million held by certain domestic and international subsidiaries or margin deposits held on behalf of counterparties. The company also had approximately $1.9 billion of available credit capacity under the company’s credit facilities. Williams’ total liquidity as of Oct. 23 was approximately $3.6 billion.
     Williams has no significant debt maturities until 2011 and the company’s $1.43 billion primary credit facility does not expire until May 2012. Williams is rated investment grade by three of the major rating agencies.
Today’s Analyst Call
     Management will discuss the third-quarter 2009 results and outlook for 2009 during a live webcast beginning at 9:30 a.m. EDT today. Participants are encouraged to access the webcast and corresponding slides for viewing, downloading and printing at www.williams.com.
     A limited number of phone lines will be available at (877) 719-9791. International callers should dial (719) 325-4800. Replays of the third-quarter webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williams.com following the event.
Form 10-Q
     The company plans to file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams websites.
About Williams (NYSE: WMB)
Williams, through its subsidiaries, finds, produces, gathers, processes and transports natural gas. Williams’ operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, and Eastern Seaboard. More information is available at http://www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Williams (NYSE: WMB) Third-Quarter 2009 Financial Results — Oct. 29, 2009	Page 5 of 6

Travis Campbell
Williams (investor relations)
(918) 573-2944

Richard George
Williams (investor relations)
(918) 573-3679

Sharna Reingold
Williams (investor relations)
(918) 573-2078
# # #
Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipates,” believes,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “objectives,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These statements are based on our present intentions and our assumptions about future events and are subject to risks, uncertainties, and other factors. In addition to any assumptions, risks, uncertainties or other factors referred to specifically in connection with such statements, other factors not specifically referenced could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others:
•	availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including the current economic slowdown and the disruption of global credit markets and the impact of these events on our customers and suppliers);

•	the strength and financial resources of our competitors;

•	development of alternative energy sources;

•	the impact of operational and development hazards;

•	costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;

•	our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	changes in maintenance and construction costs;

•	changes in the current geopolitical situation;

•	our exposure to the credit risk of our customers;

•	risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	risks associated with future weather conditions;

•	acts of terrorism, and

•	additional risks described in our filings with the Securities and Exchange Commission.
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change. Such changes in our intentions may also cause our results to differ. We disclaim any obligation to and do not intend to publicly update or revise any forward-looking statements or changes to our intentions, whether as a result of new information, future events or otherwise.
# # #

Williams (NYSE: WMB) Third-Quarter 2009 Financial Results — Oct. 29, 2009	Page 6 of 6

Financial Highlights and Operating Statistics
(UNAUDITED)
Final
September 30, 2009

Reconciliation of Income from Continuing Operations Attributable to The Williams Companies, Inc. to Recurring Earnings
(UNAUDITED)

	2008					2009
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Income from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$411	$412	$360	$123	$1,306	$2	$123	$141	$266

Income from continuing operations — diluted earnings per common share	$0.69	$0.69	$0.61	$0.21	$2.21	$—	$0.21	$0.24	$0.45

Nonrecurring items:

Exploration & Production (E&P)
Gain on sale of Peru interests	$(118)	$(30)	$—	$—	$(148)	$—	$—	$—	$—
Reserve for receivables from bankrupt counterparty	—	5	4	—	9	—	—	—	—
Impairments of property in the Arkoma basin	—	—	14	129	143	5	—	—	5
Accrual for Wyoming severance taxes	—	—	—	34	34	—	3	(4)	(1)
Penalties from early release of drilling rigs	—	—	—	—	—	34	(2)	—	32

Total Exploration & Production nonrecurring items	(118)	(25)	18	163	38	39	1	(4)	36

Gas Pipeline
Gain on sale of excess inventory gas — TGPL	—	(9)	—	—	(9)	—	—	—	—
Gain on sale of certain south Texas assets — TGPL	—	—	(10)	—	(10)	—	—	—	—

Total Gas Pipeline nonrecurring items	—	(9)	(10)	—	(19)	—	—	—	—

Midstream Gas & Liquids (MGL)
Impairment of Carbonate Trend pipeline	—	—	—	6	6	—	—	—	—
Involuntary conversion gain related to Ignacio gas processing plant	—	(3)	(6)	(3)	(12)	1	—	(5)	(4)
Reserve for receivables from bankrupt counterparty	—	1	—	—	1	—	—	—	—
Final earnout payment from 2005 Gulf Liquids asset sale	—	—	(8)	—	(8)	—	—	—	—
Charges from Hurricanes Gustav & Ike	—	—	8	5	13	—	—	—	—
Involuntary conversion gain from hurricane damage at Cameron	—	—	—	(5)	(5)	—	—	—	—
Gulf Liquids litigation partial settlement	—	—	—	(32)	(32)	—	—	—	—
Loss from Venezuela investment	—	—	—	—	—	68	—	—	68

Total Midstream Gas & Liquids nonrecurring items	—	(2)	(6)	(29)	(37)	69	—	(5)	64

Nonrecurring items included in segment profit (loss)	(118)	(36)	2	134	(18)	108	1	(9)	100

Nonrecurring items below segment profit (loss)
Interest related to Gulf Liquids litigation partial settlement — MGL	—	—	—	(11)	(11)	—	—	—	—
Interest related to Wyoming severance taxes — E&P	—	—	—	4	4	—	—	—	—
Loss associated with Venezuela investment — E&P	—	—	—	—	—	11	—	—	11
Reversal of litigation contingency — Corporate	—	—	—	—	—	—	(5)	—	(5)
Impairment of cost-based investment — Corporate	—	—	—	—	—	—	—	7	7

	—	—	—	(7)	(7)	11	(5)	7	13

Total nonrecurring items	(118)	(36)	2	127	(25)	119	(4)	(2)	113
Tax effect for above items	(45)	(14)	1	49	(9)	15	(1)	(1)	13

Recurring income from continuing operations available to common stockholders	$338	$390	$361	$201	$1,290	$106	$120	$140	$366

Recurring diluted earnings per common share	$0.57	$0.66	$0.61	$0.34	$2.18	$0.18	$0.20	$0.24	$0.62

Weighted-average shares — diluted (thousands)	598,627	596,187	589,138	587,057	592,719	582,361	588,780	590,059	588,693

Note:	The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations
(UNAUDITED)

	2008					2009
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues	$3,164	$3,657	$3,201	$2,163	$12,185	$1,922	$1,909	$2,098	$5,929

Segment costs and expenses:
Costs and operating expenses	2,333	2,697	2,344	1,697	9,071	1,444	1,392	1,537	4,373
Selling, general and administrative expenses	111	131	133	129	504	125	129	126	380
Other (income) expense — net	(114)	(32)	1	73	(72)	33	(1)	1	33

Total segment costs and expenses	2,330	2,796	2,478	1,899	9,503	1,602	1,520	1,664	4,786

Equity earnings	36	37	54	10	137	23	26	44	93
Income (loss) from investments	—	—	—	1	1	(75)	—	—	(75)

Total segment profit	870	898	777	275	2,820	268	415	478	1,161

Reclass equity earnings	(36)	(37)	(54)	(10)	(137)	(23)	(26)	(44)	(93)
Reclass (income) loss from investments	—	—	—	(1)	(1)	75	—	—	75
General corporate expenses	(42)	(42)	(34)	(31)	(149)	(40)	(38)	(40)	(118)

Operating income	792	819	689	233	2,533	280	351	394	1,025

Interest accrued	(160)	(161)	(162)	(153)	(636)	(162)	(167)	(168)	(497)
Interest capitalized	8	16	16	19	59	20	22	15	57
Investing income (loss)	55	54	65	15	189	(61)	24	39	2
Other income (expense) — net	4	—	2	(7)	(1)	(2)	1	(1)	(2)

Income from continuing operations before income taxes	699	728	610	107	2,144	75	231	279	585
Provision (benefit) for income taxes	251	257	199	(30)	677	56	80	87	223

Income from continuing operations	448	471	411	137	1,467	19	151	192	362
Income (loss) from discontinued operations	91	29	10	(5)	125	(243)	18	2	(223)

Net income (loss)	$539	$500	$421	$132	$1,592	$(224)	$169	$194	$139
Less: Net income (loss) attributable to noncontrolling interests	39	63	55	17	174	(52)	27	51	26

Net income (loss) attributable to The Williams Companies, Inc.	$500	$437	$366	$115	$1,418	$(172)	$142	$143	$113

Amounts attributable to The Williams Companies, Inc.:
Income from continuing operations	$411	$412	$360	$123	$1,306	$2	$123	$141	$266
Income (loss) from discontinued operations	89	25	6	(8)	112	(174)	19	2	(153)

Net income (loss)	$500	$437	$366	$115	$1,418	$(172)	$142	$143	$113

Diluted earnings (loss) per common share:
Income from continuing operations	$0.69	$0.69	$0.61	$0.21	$2.21	$—	$0.21	$0.24	$0.45
Income (loss) from discontinued operations	0.15	0.04	0.01	(0.01)	0.19	(0.29)	0.03	—	(0.26)

Net income (loss)	$0.84	$0.73	$0.62	$0.20	$2.40	$(0.29)	$0.24	$0.24	$0.19

Weighted-average number of shares used in computation (thousands)	598,627	596,187	589,138	587,057	592,719	582,361	588,780	590,059	588,693

Common shares outstanding at end of period (thousands)	584,025	579,117	578,641	579,052	579,052	580,072	582,933	583,101	583,101

Market price per common share (end of period)	$32.98	$40.31	$23.65	$14.48	$14.48	$11.38	$15.61	$17.87	$17.87

Common dividends per share	$0.10	$0.11	$0.11	$0.11	$0.43	$0.11	$0.11	$0.11	$0.33

Note:	The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Segment Profit (Loss) to Recurring Segment Profit (Loss)
(UNAUDITED)

	2008					2009
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Segment profit (loss):

Exploration & Production	$430	$496	$361	$(27)	$1,260	$78	$119	$106	$303
Gas Pipeline	180	179	173	157	689	179	162	157	498
Midstream Gas & Liquids	238	270	229	134	871	12	137	222	371
Gas Marketing Services	21	(46)	16	12	3	(2)	(6)	(6)	(14)
Other	1	(1)	(2)	(1)	(3)	1	3	(1)	3

Total segment profit	$870	$898	$777	$275	$2,820	$268	$415	$478	$1,161

Nonrecurring adjustments:

Exploration & Production	$(118)	$(25)	$18	$163	$38	$39	$1	$(4)	$36
Gas Pipeline	—	(9)	(10)	—	(19)	—	—	—	—
Midstream Gas & Liquids	—	(2)	(6)	(29)	(37)	69	—	(5)	64
Gas Marketing Services	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—

Total segment nonrecurring adjustments	$(118)	$(36)	$2	$134	$(18)	$108	$1	$(9)	$100

Recurring segment profit (loss):

Exploration & Production	$312	$471	$379	$136	$1,298	$117	$120	$102	$339
Gas Pipeline	180	170	163	157	670	179	162	157	498
Midstream Gas & Liquids	238	268	223	105	834	81	137	217	435
Gas Marketing Services	21	(46)	16	12	3	(2)	(6)	(6)	(14)
Other	1	(1)	(2)	(1)	(3)	1	3	(1)	3

Total recurring segment profit	$752	$862	$779	$409	$2,802	$376	$416	$469	$1,261

Note:	Segment profit (loss) includes equity earnings and income (loss) from investments reported in investing income (loss) in the Consolidated Statement of Operations. Equity earnings results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Exploration & Production
(UNAUDITED)

	2008					2009
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues:
Production	$631	$840	$731	$497	$2,699	$492	$455	$479	$1,426
Gas management	72	92	79	57	300	35	33	22	90
Hedge ineffectiveness and forward mark-to-market gains (losses)	(2)	(14)	18	(1)	1	(2)	(1)	(1)	(4)
International	17	19	18	18	72	17	18	19	54
Other	10	11	15	13	49	11	25	3	39

Total revenues	728	948	861	584	3,121	553	530	522	1,605

Segment costs and expenses:
Depreciation, depletion and amortization (including International)	166	182	187	202	737	219	217	217	653
Lease and other operating expenses	60	61	72	73	266	71	62	62	195
Operating taxes	49	69	65	56	239	28	3	19	50
Exploration expense	2	1	3	21	27	12	21	5	38
Third party & affiliate gathering & processing	23	27	28	26	104	28	31	38	97
Selling, general and administrative expenses (including International)	37	44	49	46	176	43	42	43	128
Gas management expenses	71	91	78	54	294	34	29	26	89
International (excluding DD&A and SG&A)	6	10	9	11	36	7	6	9	22
Other (income) expense — net	(113)	(27)	14	128	2	37	4	1	42

Total segment costs and expenses	301	458	505	617	1,881	479	415	420	1,314

Equity earnings	3	6	5	6	20	4	4	4	12

Reported segment profit	430	496	361	(27)	1,260	78	119	106	303

Nonrecurring adjustments	(118)	(25)	18	163	38	39	1	(4)	36

Recurring segment profit	$312	$471	$379	$136	$1,298	$117	$120	$102	$339

Operating statistics

Domestic:
Total domestic net volumes (Bcfe)	92.2	101.0	100.8	106.4	400.4	110.3	107.3	105.6	323.2
Net domestic volumes per day (MMcfe/d)	1,013	1,110	1,096	1,156	1,094	1,225	1,180	1,148	1,184
Net domestic realized price ($/Mcfe) (1)	$6.580	$8.056	$6.971	$4.428	$6.479	$4.205	$3.949	$4.183	$4.113
Production taxes per Mcfe	$0.529	$0.683	$0.648	$0.525	$0.597	$0.254	$0.024	$0.182	$0.154
Lease and other operating expense per Mcfe	$0.653	$0.606	$0.712	$0.685	$0.664	$0.649	$0.576	$0.581	$0.603

(1)	Net realized price is calculated the following way: production revenues (including hedging activities and incremental margins related to gas management activities) less gathering & processing expense divided by net volumes.

International:
Total volumes including Equity Investee (Bcfe)	5.7	5.7	5.9	6.0	23.3	6.1	6.1	6.4	18.6
Volumes per day (MMcfe/d)	63	62	64	66	64	67	68	69	68

Volumes net to Williams (after minority interest) (Bcfe)	4.5	4.4	4.6	4.8	18.3	4.7	4.9	5.0	14.6
Volumes net to Williams per day (MMcfe/d)	49	49	50	52	50	53	53	54	53

Total Domestic and International:
Volumes net to Williams (after minority interest) (Bcfe)	96.7	105.4	105.4	111.2	418.7	115.0	112.2	110.6	337.8
Volumes net to Williams per day (MMcfe/d)	1,062	1,159	1,146	1,208	1,144	1,278	1,233	1,202	1,237

Gas Pipeline
(UNAUDITED)

	2008					2009
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues:
Northwest Pipeline	$107	$107	$108	$113	$435	$112	$107	$107	$326
Transcontinental Gas Pipe Line	305	299	299	296	1,199	290	312	273	875
Other	1	—	—	(1)	—	(1)	2	(1)	—

Total revenues	413	406	407	408	1,634	401	421	379	1,201

Segment costs and expenses:
Costs and operating expenses	201	207	210	222	840	195	232	196	623
Selling, general and administrative expenses	36	40	42	39	157	42	39	41	122
Other (income) expense — net	6	(5)	3	3	7	—	3	4	7

Total segment costs and expenses	243	242	255	264	1,004	237	274	241	752

Equity earnings	10	15	21	13	59	15	15	19	49

Reported segment profit:
Northwest Pipeline	53	52	56	57	218	58	51	55	164
Transcontinental Gas Pipe Line	122	119	109	93	443	107	98	88	293
Other	5	8	8	7	28	14	13	14	41

Total reported segment profit	180	179	173	157	689	179	162	157	498

Nonrecurring adjustments:
Northwest Pipeline	—	—	—	—	—	—	—	—	—
Transcontinental Gas Pipe Line	—	(9)	(10)	—	(19)	—	—	—	—

Total nonrecurring adjustments	—	(9)	(10)	—	(19)	—	—	—	—

Recurring segment profit:
Northwest Pipeline	53	52	56	57	218	58	51	55	164
Transcontinental Gas Pipe Line	122	110	99	93	424	107	98	88	293
Other	5	8	8	7	28	14	13	14	41

Total recurring segment profit	$180	$170	$163	$157	$670	$179	$162	$157	$498

Operating statistics

Northwest Pipeline
Throughput (TBtu)	219.8	171.0	179.5	211.1	781.4	224.0	172.9	165.7	562.6
Average daily transportation volumes (TBtu)	2.4	1.9	2.0	2.3	2.1	2.5	1.9	1.8	2.1
Average daily firm reserved capacity (TBtu)	2.6	2.5	2.5	2.5	2.5	2.6	2.6	2.6	2.6

Transcontinental Gas Pipe Line
Throughput (TBtu)	536.5	443.0	448.5	482.4	1,910.4	549.7	420.8	443.4	1,413.9
Average daily transportation volumes (TBtu)	5.9	4.9	4.9	5.2	5.2	6.1	4.6	4.8	5.2
Average daily firm reserved capacity (TBtu)	7.0	6.7	6.6	6.8	6.8	7.0	6.6	6.7	6.8

Midstream Gas & Liquids
(UNAUDITED)

	2008					2009
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues:
Gathering & processing	$97	$108	$105	$104	$414	$107	$106	$121	$334
NGL sales from gas processing	383	473	397	270	1,523	150	172	217	539
Production handling and transportation	27	29	24	28	108	33	33	35	101
Olefins sales (including Gulf and Canada)	325	335	319	146	1,125	143	152	184	479
Marketing sales	1,178	1,372	1,094	533	4,177	466	579	771	1,816
Other revenues	51	57	49	58	215	38	42	36	116

	2,061	2,374	1,988	1,139	7,562	937	1,084	1,364	3,385
Intrasegment eliminations	(544)	(664)	(596)	(283)	(2,087)	(244)	(279)	(373)	(896)

Total revenues	1,517	1,710	1,392	856	5,475	693	805	991	2,489

Segment costs and expenses:
NGL cost of goods sold	187	286	196	101	770	92	69	75	236
Olefins cost of goods sold	280	279	288	132	979	119	120	141	380
Marketing cost of goods sold	1,180	1,357	1,118	615	4,270	461	564	763	1,788
Other cost of goods sold	16	15	13	9	53	7	5	5	17
Operating costs	154	141	152	163	610	147	155	144	446
Other
Selling, general and administrative expenses	34	39	36	35	144	35	40	37	112
Other (income) expense — net	(5)	3	(16)	(58)	(76)	(7)	1	(2)	(8)
Intrasegment eliminations	(544)	(664)	(596)	(283)	(2,087)	(244)	(279)	(373)	(896)

Total segment costs and expenses	1,302	1,456	1,191	714	4,663	610	675	790	2,075

Equity earnings	23	16	28	(9)	58	4	7	21	32
Income (loss) from investments	—	—	—	1	1	(75)	—	—	(75)

Reported segment profit	238	270	229	134	871	12	137	222	371
Nonrecurring adjustments	—	(2)	(6)	(29)	(37)	69	—	(5)	64

Recurring segment profit	$238	$268	$223	$105	$834	$81	$137	$217	$435

Operating statistics

Domestic Gathering and Processing
Gathering volumes (TBtu)	234	268	254	257	1,013	252	251	277	780
Plant inlet natural gas volumes (Tbtu)	325	337	328	321	1,311	318	308	352	978
NGL equity sales (million gallons) *	308	366	272	285	1,231	292	297	317	906
NGL margin ($/gallon)	$0.64	$0.51	$0.74	$0.59	$0.61	$0.20	$0.35	$0.45	$0.33
NGL production (million gallons) *	634	645	555	538	2,372	579	590	657	1,826

Olefins
Canadian NGL equity sales (million gallons)	33	22	20	37	112	36	30	37	103
Olefins sales (Ethylene & Propylene) (million lbs)	457	428	407	313	1,605	462	445	437	1,344

Discovery Producer Services L.L.C. (equity investment) — 100%
NGL equity sales (million gallons)	37	23	21	4	85	12	25	30	67
NGL production (million gallons)	70	58	43	10	181	30	56	79	165

Laurel Mountain Midstream, LLC (equity investment) — 100%
Gathering volumes (Tbtu)	—	—	—	—	—	—	3	9	12

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Gas Marketing Services
(UNAUDITED)

	2008					2009
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues	$1,650	$2,010	$1,716	$1,036	$6,412	$867	$598	$697	$2,162

Segment costs and expenses:
Costs and operating expenses	1,625	2,049	1,695	1,019	6,388	864	599	700	2,163
Selling, general and administrative expenses	4	7	4	5	20	5	4	5	14
Other (income) expense — net	—	—	1	—	1	—	1	(2)	(1)

Total segment costs and expenses	1,629	2,056	1,700	1,024	6,409	869	604	703	2,176

Reported segment profit (loss)	21	(46)	16	12	3	(2)	(6)	(6)	(14)

Nonrecurring adjustments	—	—	—	—	—	—	—	—	—

Recurring segment profit (loss)	$21	$(46)	$16	$12	$3	$(2)	$(6)	$(6)	$(14)

Capital Expenditures and Investments
(UNAUDITED)

	2008					2009
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Capital expenditures:
Exploration & Production	$363	$705	$844	$554	$2,466	$444	$229	$487	$1,160
Gas Pipeline:
Northwest Pipeline	17	20	28	24	89	9	36	58	103
Transcontinental Gas Pipe Line	33	49	55	68	205	22	45	94	161
Other	2	(2)	(1)	1	—	—	—	—	—

Total	52	67	82	93	294	31	81	152	264
Midstream Gas & Liquids	104	204	135	146	589	133	142	111	386
Gas Marketing Services	—	—	1	—	1	—	—	—	—
Other	16	8	8	9	41	4	13	2	19
Discontinued Operations	1	1	—	1	3	—	—	—	—

Total*	$536	$985	$1,070	$803	$3,394	$612	$465	$752	$1,829

Purchase of investments:
Exploration & Production	—	3	3	(3)	3	—	—	1	1
Gas Pipeline	20	28	36	8	92	10	5	2	17
Midstream Gas & Liquids	—	—	—	—	—	3	112	(1)	114
Other	—	16	(1)	1	16	—	(1)	1	—

Total	$20	$47	$38	$6	$111	$13	$116	$3	$132

Summary:
Exploration & Production	$363	$708	$847	$551	$2,469	$444	$229	$488	$1,161
Gas Pipeline	72	95	118	101	386	41	86	154	281
Midstream Gas & Liquids	104	204	135	146	589	136	254	110	500
Gas Marketing Services	—	—	1	—	1	—	—	—	—
Other	16	24	7	10	57	4	12	3	19
Discontinued Operations	1	1	—	1	3	—	—	—	—

Total	$556	$1,032	$1,108	$809	$3,505	$625	$581	$755	$1,961

Cumulative summary:
Exploration & Production	$363	$1,071	$1,918	$2,469	$2,469	$444	$673	$1,161	$1,161
Gas Pipeline	72	167	285	386	386	41	127	281	281
Midstream Gas & Liquids	104	308	443	589	589	136	390	500	500
Gas Marketing Services	—	—	1	1	1	—	—	—	—
Other	16	40	47	57	57	4	16	19	19
Discontinued Operations	1	2	2	3	3	—	—	—	—

Total	$556	$1,588	$2,696	$3,505	$3,505	$625	$1,206	$1,961	$1,961

Capital expenditures incurred and purchase of investments
Increases to property, plant and equipment	$579	$982	$1,032	$882	$3,475	$484	$420	$809	$1,713
Purchase of investments	20	47	38	6	111	13	116	3	132

Total	$599	$1,029	$1,070	$888	$3,586	$497	$536	$812	$1,845

* Increases to property, plant and equipment	$579	$982	$1,032	$882	$3,475	$484	$420	$809	$1,713
Changes in related accounts payable and accrued liabilities	(43)	3	38	(79)	(81)	128	45	(57)	116

Capital expenditures	$536	$985	$1,070	$803	$3,394	$612	$465	$752	$1,829

Depreciation, Depletion and Amortization and Other Selected Financial Data
(UNAUDITED)

	2008					2009
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Depreciation, depletion and amortization:
Exploration & Production	$165	$180	$190	$202	$737	$219	$217	$217	$653
Gas Pipeline:
Northwest Pipeline	22	21	21	22	86	22	21	22	65
Transcontinental Gas Pipe Line	55	59	59	62	235	61	61	62	184
Other	—	—	—	—	—	—	1	(1)	—

Total	77	80	80	84	321	83	83	83	249
Midstream Gas & Liquids	48	47	51	57	203	53	53	55	161
Gas Marketing Services	1	—	—	—	1	—	—	1	1
Other	4	3	5	6	18	4	6	5	15
Discontinued Operations	7	8	7	8	30	8	—	—	8

Total	$302	$318	$333	$357	$1,310	$367	$359	$361	$1,087

Other selected financial data:
Cash and cash equivalents	$2,239	$1,937	$1,524	$1,438	$1,438	$1,785	$1,853	$1,640	$1,640

Total assets	$27,172	$31,216	$26,893	$26,006	$26,006	$25,368	$25,026	$24,952	$24,952

Capital structure:
Debt
Current	$49	$46	$46	$18	$18	$3	$13	$19	$19
Noncurrent	$7,638	$7,711	$7,685	$7,683	$7,683	$8,278	$8,265	$8,258	$8,258
Stockholders’ equity	$7,801	$7,652	$8,574	$8,440	$8,440	$8,326	$8,324	$8,307	$8,307
Debt to debt-plus-stockholders’ equity ratio	49.6%	50.3%	47.4%	47.7%	47.7%	49.9%	49.9%	49.9%	49.9%

Adjustment to remove MTM effect
Dollars in millions except for per share amounts

	3rd Quarter		YTD
	2009	2008*	2009	2008*

Recurring income from cont. ops available to common shareholders	$140	$361	$366	$1,089
Recurring diluted earnings per common share	$0.24	$0.61	$0.62	$1.83

Mark-to-Market (MTM) adjustments for Gas Marketing	12	(61)	41	(49)

Tax effect of total MTM adjustments	(5)	23	(15)	19

After tax MTM adjustments	7	(38)	26	(30)

Recurring income from cont. ops available to common shareholders after MTM adjust.	$147	$323	$392	$1,059
Recurring diluted earnings per share after MTM adj.	$0.25	$0.55	$0.67	$1.78

weighted average shares — diluted (thousands)	590,059	589,138	588,693	594,630
Note: all amounts attributable to Williams
Adjustments have been made to reverse estimated forward unrealized MTM gains/losses and add estimated realized gains/losses from MTM previously recognized, i.e. assumes MTM accounting had never been applied to designated hedges and other derivatives.
Some annual figures may differ from sum of quarterly figures due to rounding.

*	Amounts have been recast to reflect certain Venezuela operations as discontinued operations.

Non-GAAP Measures:
     This press release includes certain financial measures, recurring earnings and recurring segment profit, that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Recurring earnings and recurring segment profit exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Both measures provide investors meaningful insight into the company’s results from ongoing operations. This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company. Neither recurring earnings nor recurring segment profit are intended to represent an alternative to net income or segment profit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
     Certain financial information in this press release is also shown including Gas Marketing Services mark-to-market adjustments, such as recurring income from continuing operations after mark-to-market adjustments and the related per share measures. This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses the mark-to-market adjustments to better reflect Gas Marketing’s results on a basis that is more consistent with Gas Marketing’s portfolio cash flows and to aid investor understanding. The adjustments reverse forward unrealized mark-to-market gains or losses from derivatives and add realized gains or losses from derivatives for which mark-to-market income has been previously recognized, with the effect that the resulting adjusted segment profit is presented as if mark-to-market accounting had never been applied to Gas Marketing Services’ derivatives. The measure is limited by the fact that it does not reflect potential unrealized future losses or gains on derivative contracts. However, management compensates for this limitation since derivative assets and liabilities do reflect unrealized gains and losses of derivative contracts. Overall, management believes the mark-to-market adjustments provide an alternative measure that more closely matches realized cash flows for the Gas Marketing segment but does not substitute for actual cash flows. We also apply the mark-to-market adjustment and the recurring adjustments to present a measure referred to as recurring income from continuing operations after mark-to-market adjustments.